Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-40154, 333-40152, 333-54188, 333-55974, 333-56322, 333-87322, 333-91124, 333-104925, 333-106683, 333-108334, 333-111133, 333-114434, 333-124072, 333-133281) of Marvell Technology Group Ltd. of our report dated June 27, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Form 10-K filed on July 2, 2007.

/s/ PricewaterhouseCoopers LLP

San Jose, California

July 13, 2007